Exhibit 99.1

Endurance International Group Reports 2015 Second Quarter Results

BURLINGTON, MA (August 4, 2015) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its second quarter ended June 30, 2015.

“We are pleased with our second quarter performance, delivering results solidly within our expectations,” commented Hari Ravichandran, chief executive officer and founder of Endurance International Group. “We continue to anchor our approach to our two-pronged strategy of growing subscribers and average revenue per subscriber, whether through acquired means or our own gateway products such as hosting, web builders, mobile, content management and related products. Given the opportunity ahead of us, we will continue to work toward building a long-standing business through enhancing our gateway products and brands, and will be experimenting with new marketing programs through the rest of this year, with the firm belief that longer-term, our targets for revenue and profitability will benefit from these efforts.”

Second Quarter Financial Highlights

(in millions)	Prior Q2 2015 Guidance*	Q2 2015 Actuals	Year over year growth
Adjusted Revenue	$181 - $183	$183.3	15%
Adjusted EBITDA	$60 - $62	$61.6	9%
UFCF (as reported)	—	$55.3	27%

*	prior outlook provided by the Company on May 5, 2015

•	GAAP revenue was $182.4 million, an increase of 20 percent compared to $152.0 million in the second quarter of 2014.

•	Adjusted revenue was $183.3 million, an increase of 15 percent compared to $159.0 million in the second quarter of 2014.

•	GAAP net loss attributable to Endurance International Group Holdings, Inc. was $(2.1) million, or $(0.02) per diluted share, compared to a net loss of $13.4 million, or $(0.11) per diluted share, for the second quarter of 2014.

•	Adjusted EBITDA was $61.6 million, an increase of 9 percent compared to $56.5 million in the second quarter of 2014.

•	GAAP cash from operations was $46.0 million, an increase of 62 percent compared to $28.4 million in the second quarter of 2014.

•	Unlevered free cash flow (as reported) was $55.3 million, an increase of 27 percent compared to $43.7 million in the second quarter of 2014.

Second Quarter Operating Highlights

•	Total subscribers on platform were approximately 4.394 million, including approximately 86,000 subscribers from businesses acquired during the quarter. See “Total Subscribers” below.

•	Average revenue per subscriber (ARPS) was $14.30, compared to $14.33 for the second quarter of 2014.

•	During the quarter, the company acquired assets of Verio and Site5. The total cash consideration for these acquisitions is expected to be approximately $36 million.

Fiscal Year 2015 and Third Quarter 2015 Guidance

The Company is providing the following guidance:

For the full year 2015 ending December 31, 2015, the company expects:

(in millions)	Prior Guidance (at May 5, 2015)	Current Guidance (at August 4, 2015)
Adjusted Revenue	$745 - $755	$745 - $755
Year over year growth	14% - 16%	14% - 16%
Adjusted EBITDA*	$275 - $285	$275 - $285
Year over year growth	17% - 21%	17% - 21%
UFCF (as reported)*	$220 - $230	$220 - $230
Year over year growth	14% - 19%	14% - 19%

For the third quarter ending September 30, 2015, the company expects:

(in millions)	Prior Guidance	New Guidance (at August 4, 2015)
Adjusted Revenue	—	$189 - $193
Year over year growth		15% - 17%
Adjusted EBITDA*	—	$66 - $69
Year over year growth		14% - 19%

*	See definitions for adjusted EBITDA and UFCF (as reported) in “Non-GAAP Financial Measures.”

Adjusted revenue, adjusted EBITDA, UFCF (as reported) and ARPS are non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to their most comparable measure calculated in accordance with GAAP is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also provided below under the heading “Use of Non-GAAP Financial Measures.” We have not reconciled our adjusted revenue, adjusted EBITDA or UFCF guidance to the most comparable GAAP metrics because we do not provide guidance for the reconciling items between these non-GAAP metrics and the most comparable GAAP metrics, as certain of these items are out of our control and/or cannot be reasonably predicted.

Conference Call and Webcast Information

Endurance International Group’s second quarter 2015 teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Tuesday, August 4, 2015. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the company’s website at http://ir.endurance.com.

Use of Non-GAAP & Other Financial Measures

In addition to our financial information presented in accordance with GAAP, we use certain “non-GAAP financial measures” described below to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor the non-GAAP financial measures described below, and we believe they are helpful to investors, because we believe they reflect the operating performance of our business and help management and investors gauge our ability to generate cash flow, excluding some recurring and non-recurring expenses that are included in the most directly comparable measures calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to adjustments for integration and restructuring expenses. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Furthermore, interest expense, which is excluded from some of our non-GAAP measures, has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss) plus (i) changes in deferred revenue, depreciation, amortization, stock-based compensation expense, loss of unconsolidated entities, net loss on sale of assets, expenses related to integration of acquisitions and restructurings, transaction expenses and charges, certain legal advisory expenses, interest expense and income tax expense, less (ii) earnings of unconsolidated entities, net gain on sale of assets and the impact of purchase accounting related to reduced fair value of deferred domain registration costs. Due to our history of acquisitions and financings, we have incurred and will continue to incur charges for integration, restructuring and transaction expenses that primarily relate to the process of acquiring another business and integrating that business into our support and/or technical platforms. We believe that adjusting for these items is useful to investors in evaluating the post integration performance of our company. We manage our business based on the cash collected from our subscribers and the cash required to acquire and service those subscribers. We believe highlighting cash collected and cash spent in a given period provides insight to an investor to gauge the overall health of our business. Under GAAP, although subscription fees are paid in advance, we recognize the associated revenue over the subscription term, which does not fully reflect short-term trends in our operating results. In order to capture these trends and report our performance consistently with how we manage our business, we include the change in deferred revenue for the period in our calculation of adjusted EBITDA for that period.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and capital lease obligations and dividend from minority interest. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures and payment of interest on our outstanding indebtedness.

Unlevered Free Cash Flow, or UFCF, is a non-GAAP financial measure that we calculate as FCF plus interest paid. We believe the most useful indicator of our operating performance is the cash generating potential of our company prior to any accounting charges related to our acquisitions and after investment in capital expenditures to operate our technology platform. Given our substantial bank debt, we believe it is important to present to our investors the cash generation potential of our business prior to interest payments.

Unlevered Free Cash Flow (as reported), or UFCF (as reported), is a non-GAAP financial measure that we calculate as UFCF plus integration and restructuring expenses, transaction expenses and charges, certain legal advisory expenses, and dividend related payments. We believe that this presentation provides investors with an alternative view of UFCF by adding back expenses that primarily relate to the process of acquiring another business and integrating that business into our support and/or technical platforms, which we believe is useful to investors in evaluating the post integration performance of our company. UFCF (as reported) also adds back certain legal advisory and dividend related expenses that we believe do not reflect our ongoing operating performance.

Adjusted Revenue is a non-GAAP financial measure that we calculate as GAAP revenue adjusted to exclude the impact of any fair value adjustments to deferred revenue resulting from acquisitions. Historically, we also adjusted the amount of revenue to include the revenue generated from subscribers we added through business acquisitions as if those acquired subscribers had been our subscribers since the beginning of the period presented. Since the first quarter of 2014, we have included the revenue we add through business acquisitions from the closing date of the relevant acquisition. We believe that excluding fair value adjustments to deferred revenue is useful to investors because it shows our revenue prior to purchase accounting charges related to our acquisitions.

Total Subscribers - We define total subscribers as those that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us.

Historically, in calculating total subscribers, we included the number of end-of-period subscribers we added through business acquisitions as if those subscribers had subscribed with us since the beginning of the period presented. Since the first quarter of 2014, we have included subscribers we added through business acquisitions from the closing date of the relevant acquisition. Additionally, in the fourth quarter of 2014, we modified our definition of total subscribers to better reflect our expanding product mix by including paid subscribers to all of our subscription-based products, rather than limiting the definition to paid subscribers to our hosted web presence solutions. Subscribers of more than one brand are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet this definition of total subscribers. Approximately 17 percent of the increase in total subscribers in the second quarter of 2015 consists of these adjustments.

Average Revenue Per Subscriber, or ARPS, is a non-GAAP financial measure that we calculate as the amount of adjusted revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period. We believe ARPS is an indicator of our ability to optimize our mix of products and services and pricing and sell products and services to new and existing subscribers. As we on-board new subscribers, we typically on-board them at introductory prices, which negatively impacts ARPS. Furthermore, ARPS can be negatively impacted by our acquisitions since the acquired subscribers often have lower ARPS.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for fiscal year 2015 (including the third quarter of fiscal year 2015), our ability to increase our subscriber base and grow ARPS, our ability to achieve our long-term growth and profitability goals, our ability to grow and enhance our products and brands, the outcome of our planned investments in gateway products and brands, the outcome of new marketing programs, the size of our market opportunity, our investment goals, and our future financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed with the Securities and Exchange Commission (SEC) on May 11, 2015 and other reports we file with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group is a publicly traded (NASDAQ: EIGI) technology company that helps power small and medium-sized businesses online. Through its proprietary cloud platform, Endurance provides web presence solutions including web hosting, eCommerce, eMarketing and mobile business tools to approximately 4.4 million subscribers around the globe. The company’s world-class family of brands includes Bluehost, HostGator, iPage, Domain.com, A Small Orange, MOJO Marketplace, BigRock and ResellerClub, among others. Headquartered in Burlington, Massachusetts, Endurance employs more than 2,700 people across the United States in Utah, Texas, Washington and Arizona and in the United Kingdom, India, Israel and Brazil. For more information on how Endurance can help grow your business, visit endurance.com, follow us on Twitter @EnduranceIntl and like us on Facebook at www.facebook.com/EnduranceInternational.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Dani LaSalvia

Endurance International Group

(781) 852-3212

press@endurance.com

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	December 31, 2014	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$32,379	$35,533
Restricted cash	1,325	1,401
Accounts receivable	10,201	10,030
Deferred tax asset—short term	13,961	13,961
Prepaid domain name registry fees	49,605	57,501
Prepaid expenses and other current assets	13,173	14,381

Total current assets	120,644	132,807
Property and equipment—net	56,837	55,135
Goodwill	1,105,023	1,131,244
Other intangible assets—net	410,338	391,819
Deferred financing costs	400	359
Investments	40,447	29,404
Prepaid domain name registry fees, net of current portion	7,957	5,348
Other assets	4,397	1,397

Total assets	$1,746,043	$1,747,513

Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$8,960	$11,765
Accrued expenses	38,275	44,623
Deferred revenue	259,567	279,617
Current portion of notes payable	60,500	45,500
Current portion of capital lease obligations	3,793	4,044
Deferred consideration—short term	13,917	22,336
Other current liabilities	10,358	9,279

Total current liabilities	395,370	417,164
Long-term deferred revenue	65,850	72,022
Notes payable—long term	1,026,375	1,021,125
Capital lease obligations	4,302	2,178
Deferred tax liability—long term	35,579	37,540
Deferred consideration	10,722	10,331
Other liabilities	2,806	3,204

Total liabilities	$1,541,004	$1,563,564

Redeemable non-controlling interest	30,543	—
Commitments and contingencies
Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 130,959,113 and 131,305,352 shares issued at December 31, 2014 and June 30, 2015, respectively; 130,914,333 and 131,302,387 outstanding at December 31, 2014 and June 30, 2015, respectively	14	14
Additional paid-in capital	816,591	827,753
Accumulated other comprehensive loss	(517)	(1,039)
Accumulated deficit	(641,592)	(642,779)

Total stockholders’ equity	174,496	183,949

Total liabilities, redeemable non-controlling interest and stockholders’ equity	$1,746,043	$1,747,513

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue	$151,992	$182,431	$297,742	$359,749
Cost of revenue	92,611	104,937	181,802	205,911

Gross profit	59,381	77,494	115,940	153,838

Operating expense:
Sales and marketing	38,225	37,224	79,849	72,268
Engineering and development	5,365	6,633	10,318	12,004
General and administrative	16,876	21,089	32,357	39,819

Total operating expense	60,466	64,946	122,524	124,091

Income (loss) from operations	(1,085)	12,548	(6,584)	29,747

Other income (expense):
Other income	—	5,440	—	5,440
Interest income	89	117	172	209
Interest expense	(14,177)	(14,011)	(27,812)	(28,332)

Total other income (expense)—net	(14,088)	(8,454)	(27,640)	(22,683)

Income (loss) before income taxes and equity earnings of unconsolidated entities	(15,173)	4,094	(34,224)	7,064
Income tax expense	1,048	2,707	4,487	3,685

Income (loss) before equity earnings of unconsolidated entities	(16,221)	1,387	(38,711)	3,379
Equity (income) loss of unconsolidated entities, net of tax	(89)	3,458	(110)	4,566

Net loss	$(16,132)	$(2,071)	$(38,601)	$(1,187)

Net loss attributable to non-controlling interest	(2,684)	—	(5,868)	—

Net loss attributable to Endurance International Group Holdings, Inc.	$(13,448)	$(2,071)	$(32,733)	$(1,187)

Comprehensive income (loss):
Foreign currency translation adjustments	26	94	48	(522)

Total comprehensive income loss	$(13,422)	$(1,977)	$(32,685)	$(1,709)

Basic and diluted net loss per share attributable to Endurance International Group Holdings, Inc. common stockholders	$(0.11)	$(0.02)	$(0.26)	$(0.01)

Weighted-average common shares used in computing net loss per share attributable to Endurance International Group Holdings, Inc.
Basic and diluted	127,225,196	131,186,382	126,844,111	131,091,756

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Cash flows from operating activities:
Net loss	$(16,132)	$(2,071)	$(38,601)	$(1,187)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	7,502	8,229	14,548	16,095
Amortization of other intangible assets	25,462	22,135	49,541	43,433
Amortization of deferred financing costs	19	21	38	41
Amortization of net present value of deferred consideration	—	143	5	281
Stock-based compensation	3,629	6,539	7,173	10,510
Deferred tax expense	963	1,580	1,940	1,961
Loss (gain) on sale of assets	68	(4)	74	36
Gain from unconsolidated entities	—	(5,440)	—	(5,440)
(Income) loss of unconsolidated entities	(89)	3,458	(110)	4,566
Loss from change in deferred consideration	34	887	22	1,083
Changes in operating assets and liabilities:
Accounts receivable	198	(1,592)	(491)	193
Prepaid expenses and other current assets	(9,332)	(2,061)	(17,463)	(6,802)
Accounts payable and accrued expenses	(2,443)	6,554	(204)	8,898
Deferred revenue	18,523	7,631	49,917	22,564

Net cash provided by operating activities	28,402	46,009	66,389	96,232

Cash flows from investing activities:
Business acquired in purchase transaction, net of cash acquired	(7,130)	(28,914)	(25,158)	(28,914)
Cash paid for minority investment	(15,000)	—	(15,000)	—
Purchases of property and equipment	(6,698)	(7,262)	(12,901)	(14,511)
Proceeds from note receivable	—	3,454	—	3,454
Proceeds from sale of assets	4	38	84	64
Purchases of intangible assets	—	(8)	(100)	(8)
Net withdrawals and (deposits) of principal balances in restricted cash accounts	513	36	184	(302)

Net cash used in investing activities	(28,311)	(32,656)	(52,891)	(40,217)

Cash flows from financing activities:
Repayment of term loan	(2,625)	(2,625)	(5,250)	(5,250)
Proceeds from borrowing of revolver	55,000	31,000	55,000	38,000
Repayment of revolver	(22,000)	(17,000)	(22,000)	(53,000)
Payment of financing costs	—	—	(12)	—
Payment of deferred consideration	(56,987)	(10,103)	(81,503)	(10,591)
Payment of redeemable non-controlling interest liability	—	(10,181)	—	(20,362)
Principal payments on capital lease obligations	(897)	(943)	(1,782)	(1,873)
Proceeds from exercise of stock options	—	299	—	652
Issuance costs of common stock	(153)	—	(731)	—

Net cash used in financing activities	(27,662)	(9,553)	(56,278)	(52,424)

Net effect of exchange rate on cash and cash equivalents	(266)	69	(88)	(437)

Net (decrease) increase in cash and cash equivalents	(27,837)	3,869	(42,868)	3,154
Cash and cash equivalents:
Beginning of period	51,784	31,664	66,815	32,379

End of period	$23,947	35,533	$23,947	$35,533

Supplemental cash flow information:
Interest paid	$14,174	13,885	$28,269	$28,111
Income taxes paid	$704	1,715	$951	$2,417
Supplemental disclosure of non-cash financing activities:
Shares issued in connection with the acquisition of Directi	$1,759	—	$27,235	—
Assets acquired under capital lease	$—	—	$11,704	—

The following table reflects the reconciliation of Adjusted EBITDA to net income (loss) calculated in accordance with GAAP (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Net loss	$(16,132)	$(2,071)	$(38,601)	$(1,187)
Stock-based compensation	3,629	6,539	7,173	10,510
Loss (gain) on sale of assets	68	(4)	74	36
Gain of unconsolidated entities (1)	(89)	(1,982)	(110)	(874)
Amortization of intangible assets	25,462	22,135	49,541	43,433
Amortization of deferred financing costs	19	21	38	41
Changes in deferred revenue	18,523	7,631	49,917	22,564
Impact of reduced fair value of deferred domain registration costs	(6,335)	(525)	(12,337)	(1,203)
Transaction expenses and charges	757	1,618	2,120	3,141
Integration and restructuring expenses	7,975	2,325	11,171	3,743
Legal advisory expenses (2)	—	1,055	—	1,055
Depreciation	7,502	8,229	14,548	16,095
Income tax expense	1,048	2,707	4,487	3,685
Interest expense, net (excluding amortization of deferred financing costs)	14,069	13,873	27,602	28,082

Adjusted EBITDA	$56,496	$61,551	$115,623	$129,121

(1)	The gain of unconsolidated entities is reported on a net basis for the three and six months ended June 30, 2015. The three months ended June 30, 2015 includes a $5.4 million gain for the redemption of our equity interest in World Wide Web Hosting (Site5), partially offset by our proportionate share of net losses from unconsolidated entities of $3.5 million. The six months ended June 30, 2015 includes the $5.4 million gain for the redemption of our equity interest in World Wide Web Hosting (Site5), partially offset by our proportionate share of net losses from unconsolidated entities of $4.6 million.
(2)	Consists of legal and related advisory expense associated with matters that are the subject of a class action lawsuit filed against the Company in May 2015.

The following table reflects the reconciliation of cash flows from net cash provided by operating activities to Free Cash Flow (“FCF”) and Unlevered Free Cash Flow (“UFCF”) and Unlevered Free Cash Flow as reported (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
GAAP Cash Flow from Operations	$28,402	$46,009	$66,389	$96,232
Less:
Capital expenditures and capital lease obligations (1)	(7,595)	(8,205)	(14,683)	(16,384)

Free Cash Flow	$20,807	$37,804	$51,706	$79,848

Plus:
Interest paid	14,174	13,885	28,269	28,111

Unlevered Free Cash Flow	$34,981	$51,689	$79,975	$107,959

Adjustments Plus:
Transaction expenses and charges	723	732	2,099	2,577
Integration and restructuring expenses	7,975	2,373	11,171	4,304
Legal advisory expenses (2)	—	462	—	462

Unlevered Free Cash Flow (as reported) (3)	$43,679	$55,256	$93,245	$115,302

(1)	Capital expenditures during the three and six months ended June 30, 2014 and June 30, 2015 includes $1.8 million and $1.9 million of payments under a three year capital lease for software of $11.7 million beginning in January 2014. The remaining balance on the capital lease is $6.2 million as of June 30, 2015.
(2)	Consists of legal and related advisory expense associated with matters that are the subject of a class action lawsuit filed against the Company in May 2015.
(3)	Interest paid in the above table is disclosed in the consolidated statement of cash flows. As previously reported, interest paid in the FCF/UFCF reconciliation table was net of accrued loan interest and interest income. If we used the previous method, the Unlevered Free Cash Flow (as reported) amounts for the three months ended June 30, 2014 and 2015 would be $43.6 million and $55.1 million, respectively and the amounts reported for the six months ended June 30, 2014 and 2015 would be $92.6 million and $115.0 million, respectively.

The following table provides a reconciliation of income tax expense included in the Adjusted EBITDA table above and in our consolidated statements of operations and comprehensive loss to the income taxes paid amount in our consolidated statements of cash flows (all data in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Income tax expense in consolidated statement of operations and comprehensive income (loss)	$1,048	$2,707	$4,487	$3,685
Less: non-cash deferred tax expense	(963)	(1,580)	(1,940)	(1,961)
Plus: decrease (increase) in accrued income taxes	619	588	(1,596)	693

Income taxes paid in consolidated statements of cash flows	$704	$1,715	$951	$2,417

The following table provides a reconciliation of net interest expense included in the Adjusted EBITDA table above to net interest expense in our consolidated statements of operations and comprehensive loss and to interest paid in our consolidated statements of cash flows (all data in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Interest expense, net (excluding amortization of deferred financing costs)	$14,069	$13,873	$27,602	$28,082
Amortization of deferred financing costs	19	21	38	41
Other income	—	(5,440)	—	(5,440)

Other (income) expense, net in consolidated statements of operations and comprehensive loss	$14,088	$8,454	$27,640	$22,683

Add:
Other income	—	5,440	—	5,440
Less:
Amortization of deferred financing costs	(19)	(21)	(38)	(41)
Amortization of net present value of deferred consideration	—	(143)	(5)	(281)
(Increase) decrease in accrued interest	16	38	500	101
Interest income	89	117	172	209

Interest paid in consolidated statements of cash flows	$14,174	$13,885	$28,269	$28,111

The following table reflects the reconciliation of ARPS to revenue calculated in accordance with GAAP (all data in thousands, except ARPS data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue	$151,992	$182,431	$297,742	$359,749
Purchase accounting adjustment	7,046	856	14,067	2,251

Adjusted revenue	$159,038	$183,287	$311,809	$362,000

Total subscribers	3,747	4,394	3,747	4,394
Average subscribers for the period	3,701	4,272	3,643	4,205
ARPS	$14.33	$14.30	$14.26	$14.35